Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282723

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 4, 2024)

EUDA HEALTH HOLDINGS LIMITED

US$10,000,000 Convertible Note

Up to 5,000,000 Ordinary Shares issuable upon conversion of the $10,000,000 Convertible Note

We are offering, in a registered direct offering to Indigo Capital LP, an accredited investor (the “Investor”), one or more convertible promissory notes in amounts not to exceed US$10,000,000 principal amount, in the aggregate, of convertible notes (the “Convertible Notes”). Each Convertible Note, if issued pursuant to a put request in an amount requested by the Company and accepted by the Investor (each, an “Advance”), shall be convertible into newly-issued ordinary shares, no par value each, of the Company (“Ordinary Shares”) at a conversion rate equal to 85% of the price of the Company’s Ordinary Shares on Nasdaq on the date the Investor submits a conversion notice to the Company (the “Conversion Notice”). The Advance relating to each Note shall be the purchase price of each Convertible Note and shall be equal to ninety percent (90.00%) of the principal amount of the Convertible Note.

This prospectus supplement covers up to 5,000,000 Ordinary Shares, issuable from time to time upon conversion of the Convertible Note and in lieu of the payment of interest payable on the Convertible Note. The Ordinary Shares issuable upon conversion of the Convertible Notes, are being issued pursuant to this prospectus supplement, the accompanying base prospectus, that certain convertible promissory note purchase agreement, dated August 1, 2025, by and between the Company and the Investor.

No placement agent is involved in this offering.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “EUDA”. On August 7, 2025, the closing price of our ordinary shares on the Nasdaq Capital Market was US$2.83.

There is no established trading market for the Convertible Notes, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Convertible Notes on any national securities exchange or other trading market.

As of the date of this prospectus supplement, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the average of the bid and asked prices of such common equity within 60 days prior to the date hereof at $3.33, was $58,785,439, based on 37,156,382 ordinary shares outstanding as of such date, of which 17,653,285 ordinary shares were held by non-affiliates.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

You should read carefully this prospectus supplement and the documents incorporated by reference in this prospectus supplement before you invest. Please see “Risk Factors” on page S-5 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before you make your investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, to read about risks that you should consider before purchasing shares of our ordinary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 8, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-282723) that we filed on October 18, 2024, as amended on October 30, 2024, with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this “shelf” registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $100 million.

We provide information to you about this offering of our ordinary shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus. We have not, and the Agent have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is current as of the date such information is presented, regardless of the time of delivery of this prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents By Reference” below.

This prospectus supplement and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks, and trade names included or incorporated by reference into this prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “EUDA” refer to EUDA Health Holdings Limited and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, our consolidated financial statements, and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Founded in 2019 and headquartered in Singapore, EUDA is committed to redefining the delivery of non-invasive healthcare across Southeast Asia and China. The Company targets the rapidly expanding non-invasive healthcare market, aiming to address the region’s evolving healthcare needs through innovative, technology-driven solutions. EUDA Health’s strategy is anchored in wellness services (including the bioenergy cabins therapies and the stem cell therapies which have recently become available to EUDA for direct sales), designed to deliver accessible, holistic, and transformative care.

In January 2020, EUDA acquired 100% of the equity interests in Super Gateway Group Limited (“SGGL”), a property management service company that services shopping malls, business office building, or residential apartments. EUDA aimed to build an Omni-channel health care and products platform in economies of scale and cross-sell opportunities and allows our management services section to expand into new and different verticals of management services in the medical field.

Streamlining of Medical Services – September 2023

In September 2023, the Company decided to streamline its medical service operations by closing down clinics to reduce overhead costs and further loss from operations as the demand in our services were much lower in the post Covid-19 era. This decision to streamline certain medical-related business unit represented a strategic shift that had a major effect on the Company’s medical services financial results, and qualifies as discontinued operations under ASC205-20. See “Note 5 – Discontinued Operations” of consolidated financial statements for the fiscal years ended December 31, 2024, 2023 and 2022 for details. As a result, the Company’s current primary operations remained with its property management services. However, management is actively seeking new investments and businesses to acquire or develop other healthcare services.

Acquisition of CK Health – May 2024

On May 6, 2024, the Company entered into a Share Purchase Agreement with certain persons named therein (the “Share Purchase Agreement”) for the acquisition of all outstanding shares of Fortress Cove Limited, a British Virgin Islands company which is the sole legal and beneficial owner of the entire share capital of CK Health Plus Sdn Bhd, a Malaysian company (“CK Health”) in the direct sale business of holistic wellness consumer products in Malaysia. Pursuant to the Share Purchase Agreement, we have agreed to acquire the entire issued capital of CK Health for an aggregate consideration of $15.0 million paid in the form of 8,571,428 shares (“Consideration Shares”) based on the $1.75 per share price pursuant to the CK Health Share Purchase Agreement. An additional one million ordinary shares will be issued to the persons named in the Share Purchase Agreement if certain financial performance milestones based on CK Health’s net income for the fiscal years 2024 and 2025 are met. The acquisition closed on May 8, 2024. Meng Dong (James) Tan, a significant shareholder of EUDA is also a 40% shareholder of Fortress Cove Limited. For the fiscal year ended December 31, 2024, revenue generated from CK Health accounted for approximately 2.1% of our total revenue.

S-1

Collaboration Agreement with Key Lock – April 2025

On April 22, 2025, CK Health entered into a collaboration agreement with Guangdong Key Lock Health Management Co., Ltd. (“Key Lock”), an authorized distributor of Guangdong Cell Biotech Co. Ltd. (“Guangdong Cell Biotech”), a prominent player in stem cell therapies and regenerative medicine, that develops autologous cell treatments and tailored medicines for various disorders. It currently has 37 established stem cell and DNA medical treatment facilities in China and presence in Indonesia and Cambodia. Pursuant to the terms of a distribution agreement between Guangdong Cell Biotech and Key Lock dated April 21, 2025, Key Lock is responsible for promoting and selling Guangdong Cell Biotech’s stem cell therapy packages, managing sales, market development and customer support. Pursuant to the collaboration agreement between CK Health and Key Lock, CK Health will purchase from Key Lock certain stem cell therapy services offered by Guangdong Cell Biotech at certain pre-determined prices and market and sell these services in Singapore and Malaysia; and Key Lock will use its commercial endeavours to ensure proper stem cell therapy services received by EUDA customers at one of Guangdong Cell Biotech’s treatment centers in China. This collaboration agreement is terminable by either party with one month’s notice of termination.

Property Management Services

EUDA’s sales and marketing department is primarily responsible for planning and developing its overall marketing strategy, conducting market research, coordinating the sales, and marketing activities to attract new customers and maintain and strengthen relationships with existing customers, managing the efforts in relation to tender bids and negotiating the terms of EUDA’s property management service and security service contracts. The team will explore and establish information channels for business development and market research purposes. Such information channels include websites or other platforms on which property developers or property owners’ associations announce tender opportunities, uncovering business opportunities by way of recommendation or frequent communication with customers and other industry players, and organizing promotional events to showcase EUDA’s service offerings.

Furthermore, EUDA implements various incentive measures to encourage the sales teams to obtain property management service contracts of properties developed by third-party developers through research and analysis of and communication with target customers in the real estate industry and taking advantage of EUDA’s resources and expertise. In addition, various communication channels are adopted to explore more opportunities to provide EUDA’s Property Management Services that are customized and tailored to the specific localities to bring convenience to local property owners and residents. EUDA continually seeks business cooperation opportunities with third-party merchants to enhance the width and depth of its services.

Revenues from EUDA’s property management services increased from approximately $3.7 million for the year ended December 31, 2023, to approximately $3.9 million for the year ended December 31, 2024. EUDA generates revenue primarily from services in connection with property management service fees. Property management service fees are obtained from contractually recurring revenue from common area management and security management services which it provides to retail and residential properties.

S-2

Organizational Structure

The following diagram illustrates our current corporate structure:

EUDA HEALTH HOLDINGS LIMITED
BVI
EUDA HEALTH LIMITED
BVI
FORTRESS COVE LIMITED
BVI
93%
CK HEALTH PLUS SDN BHD
MALAYSIA
7%
EUDA HEALTH PTE LTD
SINGAPORE
WEITH MANAGEMENT LIMITED
BVI
KENT RIDGE HEALTH LIMITED
BVI
SUPER GATEWAY GROUP LIMITED
BVI
98.3%
UNIVERSAL GATEWAY INTERNATIONAL PTE LTD
SINGAPORE
MELANA INTERNATIONAL PTE LTD
SINGAPORE
TRI-GLOBAL SECURITY PTE LTD
SINGAPORE
UG DIGITECH PTE LTD
SINGAPORE
40%
UG DIGITAL SDN BHD
MALAYSIA

Executive Offices

Our headquarters are located in Singapore, where we leased one principal executive office. Our corporate headquarters is located at 60 Kaki Bukit Place, #03-01 Eunos Techpark, Singapore 415979. Our website address is www.euda.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

S-3

THE OFFERING

Convertible Note Offered by us	Convertible Promissory Notes with a principal aggregate amount of $10,000,000. The Convertible Note is being sold to Indigo Capital LP with an original issue discount of 10%. The maturity date of the Convertible Notes is one year after the date of issuance. The “Discount Rate” of the Convertible Notes shall be 85%.

The Ordinary Shares	The Investor may convert up to 5,000,000 Ordinary Shares.

Use of Proceeds	We estimate that we will receive net proceeds of approximately US$8,980,000 from this offering, assuming the sale of the full principal aggregate US$9,000,000 for the Convertible Notes.

We intend to use our net proceeds from this offering for, working capital and general corporate purposes. See “Use of Proceeds.”

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “EUDA.”

Transfer Agent	Equiniti Trust Company, LLC, EQ, Shareowner Services, or any of their affiliates.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

The number of shares of our ordinary shares to be issued and outstanding after this offering is based on 37,156,382 shares of our ordinary shares issued and outstanding as of August 8, 2025, and excludes:

●	Up to 5,000,000 of our ordinary shares issuable upon conversion the Convertible Notes;

●	37,516 of our ordinary shares issuable upon conversion of convertible notes in the aggregate principal amount of $53,402 as of June 23, 2025 at a weighted-average exercise price of $1.42 per share; and

●	4,458,625 of our ordinary shares issuable upon exercise of an aggregate of 8,917,250 outstanding warrants at a weighted-average exercise price of $11.50 per share.

S-4

RISK FACTORS

Investment in our ordinary shares involves risks. Before deciding whether to invest in our ordinary shares, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, as filed with the SEC on April 29, 2025, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability continue as a “going concern.”

The Company had a net loss of approximately $15.4 million and $10.0 million for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, the Company’s negative working capital deficit was approximately $3.4 million, and the Company had cash of approximately $0.2 million. The Company has experienced recurring losses from operations and negative cash flows from operating activities since 2020. In September 2023, we have streamlined our medical service operations to minimize any further losses as the demand in our services were much lower in the post Covid-19 era. It is currently expected that the Company will continue to have an ongoing need to raise additional cash from outside sources to fund its business operations and any expansion plan. There is no assurance that the Company’s capital raising efforts will be successful. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. Further, the Company has incurred and expects to continue to incur significant professional costs to remain as a publicly traded company. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Uncertainties and risks accompany our strategy to shift from medical services to the wellness industry.

In September 2023, the Company decided to streamline its medical service operations by closing down clinics to reduce overhead costs and further loss from operations as the demand in our services were much lower in the post Covid-19 era. This decision to streamline certain medical-related business unit represented a strategic shift that had a major effect on the Company’s medical services financial results, and qualifies as discontinued operations under ASC205-20. See “Note 5 – Discontinued Operations” of consolidated financial statements for the fiscal years ended December 31, 2024, 2023, and 2022 for details. As a result, the Company’s current primary operations remained with its property management services. Although management has started to generate sales revenue from CK Health’s wellness consumer products and services, and is actively exploring opportunities to expand its wellness services offerings in the non-invasive healthcare market in Asia (e.g., by expanding its services offerings to include stem cell therapy services), there is no assurance that it will be successful in its efforts.

There is no assurance that the Company can achieve the desired strategic and financial benefits from its acquisition of CK Health

On May 8, 2024, the Company acquired all of the then issued and outstanding shares of Fortress Cove Limited, a British Virgin Islands business company (“FCL”) which was the sole legal and beneficial owner of the entire share capital of CK Health Plus Sdn. Bhd., a Malaysian company (“CK Health”) in the business of direct sales of wellness products, therapies, and services, for an aggregate consideration of $15.0 million paid in the form of 8,571,428 shares (“Consideration Shares”) based on the $1.75 per share price pursuant to a Share Purchase Agreement dated May 6, 2024 (as amended and supplemented, the “CK Health Share Purchase Agreement”). EUDA accounted for the acquisition of FCL as the purchase of an asset under U.S. GAAP. The cost of the asset acquisition exceeds the fair value of FCL’s assets acquired and liabilities assumed pursuant to the CK Health Share Purchase Agreement. Although the Company plans to generate material sales revenue from CK Health’s holistic wellness consumer products and services (e.g., wellness therapies services, licensing services of bioenergy cabins, and a wellness membership program), there is no assurance that the Company can achieve the desired strategic and financial benefits from this acquisition. For the fiscal year ended December 31, 2024, CK Health has generated a total of $89,023 of revenue, representing approximately 2.2% of the Company’s total revenue.

S-5

CK Health is a new company that has no operations prior to April 1, 2024, other than start up activities. Its business model remains to be proven.

FCL incurred a net loss of $19,788 and had a working capital deficit of $19,311 as of December 31, 2023. J&S Associate PLT’s audit report for FCL’s financial statements for the period from November 2, 2023 (inception) through December 31, 2023, contains an explanatory paragraph that expresses substantial doubt about FCL’s ability to continue as a going concern. FCL had no operations or assets other than CK Health which is a start-up company that has no operations prior to April 1, 2024, other than start up activities. As of the date of this report, CK Health has signed two agency contracts giving it the exclusive rights to distribute certain collagens of “YOROYAL” brand in Malaysia, Vietnam and Indonesia, and certain bioenergy cabins in Malaysia. CK Health is a new company with an unproven business plan with risks inherent in sales of retail products and use of agents paid on commissions based on sales. If this new business fails, it could result in material financial and reputational harm to the Company. As a result, the value of our shares could decline substantially, and investors may lose part or all of their investments.

CK Health has no experience in direct sales of stem cell therapy services rendered in China. There could be risks inherent in this new line of business that is not yet known to us at this time.

On April 22, 2025, CK Health entered into a collaboration agreement with Guangdong Key Lock Health Management Co., Ltd. (“Key Lock”), an authorized distributor of Guangdong Cell Biotech Co. Ltd. (“Guangdong Cell Biotech”), a prominent player in stem cell therapies and regenerative medicine, that develops autologous cell treatments and tailored medicines for various disorders. Key Lock is responsible for promoting and selling Guangdong Cell Biotech’s stem cell therapy packages, managing sales, market development and customer support. Pursuant to the collaboration agreement with Key Lock, CK Health will purchase from Key Lock certain stem cell therapy services offered by Guangdong Cell Biotech at certain pre-determined prices and market and sell these services in Singapore and Malaysia; and Key Lock will use its commercial endeavours to ensure proper stem cell therapy services received by EUDA customers at one of Guangdong Cell Biotech’s treatment centers in China. CK Health has no experience in direct sales of stem cell therapy services. Since these therapy services will be rendered in third-party treatment centers in China, there could be risks inherent in this new line of business that is not yet known to the Company at this time. CK Health does not have the exclusive right to sell Guangdong Cell Biotech’s stem cell services in Singapore or Malaysia. This collaboration agreement is terminable by either party with one month’s notice of termination. If Key Lock loses its rights to distribute services for Guangdong Cell Biotech, it is very likely that EUDA will also lose its rights to distribute Guangdong Cell Biotech’s stem cell therapies in Singapore and Malaysia.

A significant shareholder of the Company holds demand registration rights for a significant number of ordinary shares and the resale of these shares could cause a significant decline on the trading price of the Company’s ordinary shares.

In connection with the acquisition of CK Health, the Company issued to the former shareholders of FCL an aggregate of 8,571,428 ordinary shares, 40% of which were issued to Mr. Meng Dong (James) Tan who holds approximately 25% of the currently issued and outstanding ordinary shares of the Company. Mr. Meng Dong (James) Tan also has the right to demand the Company at any time in his sole direction to file a registration statement with the SEC for the resale of any or all of these 8,571,428 ordinary shares. The resale of these shares could cause a significant decline on the trading price of the Company’s ordinary shares.

S-6

Certain shareholders will continue to own a significant percentage of our ordinary shares and, if they choose to act together, will be able to exert significant control over matters subject to stockholder approval.

We have two significant shareholders, one holding approximately 25% and the other holding approximately 28% of the currently issued and outstanding shares immediately prior to this offering. Therefore, acting together, they have the ability to substantially influence all matters submitted to our shareholders for approval. For example, these holders may be able to control the appointment of our management, elections and removal of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. The interests of these holders may not always coincide with our corporate interests or the interests of other shareholders, and they may act in a manner with which our shareholders may not agree or that may not be in the best interests of our other shareholders. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other shareholders. So long as they continue to own a significant amount of our equity, these holders will be able to strongly influence or effectively control our decisions.

The Company has a part-time Interim Chief Financial Officer and the management team has limited experience working together.

Effective September 3, 2024, Ms. Vivian Tay has served as the Company’s part-time Interim Chief Financial Officer while the Company searches for a full-time successor CFO. Ms. Tay is currently the Accounts Director at 8i Enterprises Pte. Ltd., of which Mr. Meng Dong (James) Tan is the sole shareholder and director. Mr. Tan is a significant shareholder of the Company, holding approximately 25% of the currently issued and outstanding ordinary shares of the Company. The Company’s management team is currently comprised of Mr. Alfred Lim, the Chief Executive Officer and Executive Director, and Ms. Vivian Tay, the Interim Chief Financial Officer. The Company’s management team has limited experience working together, managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern U.S. public companies. Loss of any one of them would likely harm the Company’s ability to implement its business strategy and respond to the rapidly changing market conditions in which it operates. The Company cannot assure you that management will succeed in working together as a team. In the event that the Company is unable to retain or integrate its management team, its business, prospects, and operations could be adversely impacted.

EUDA and our independent registered public accounting firm identified material weakness in the Company’s internal control over financial reporting, and if EUDA is unable to achieve and maintain effective internal control over financial reporting, this could have a material adverse effect on our business.

The Company produces our consolidated financial statements in accordance with the requirements of U.S. GAAP. Effective internal controls are necessary for EUDA to provide reliable financial reports to help mitigate the risk of fraud and to operate as a publicly traded company. Prior to the Business Combination, EUDA was a private company with limited accounting personnel and other resources with which to address internal controls and procedures. EUDA and our independent registered public accounting firm identified material weaknesses in the Company’s internal controls over financial reporting in connection with the audits of EUDA’s financial statements for the year ended December 31, 2024 and 2023. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness that was identified related to: (i) the lack of appropriate controls in the financial reporting process, specifically related to account reconciliations. As a result of this material weakness, the Company’s management concluded that our internal control over financial reporting was not effective as of December 31, 2024 and 2023. EUDA is in the process of developing a plan to remediate this material weakness and will continue to identify additional appropriate remediation measures. However, the material weakness will not be considered remediated until the remediation plan has been fully implemented, the applicable controls are fully operational for a sufficient period of time, and the Company has concluded, through testing, that the newly implemented and enhanced controls are operating effectively.

S-7

At this time, EUDA cannot predict the success of such efforts or the outcome of future assessments of the remediation efforts. As a public company, EUDA will be required to further design, document and test the Company’s internal controls over financial reporting to comply with Sarbanes-Oxley Act Section 404. If existing material weaknesses or control deficiencies are not remediated or if material weaknesses or control deficiencies occur in the future, EUDA may be unable to report the Company’s financial results accurately on a timely basis or help prevent fraud, which could cause EUDA’s reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of EUDA’s ordinary shares to decline. If we have material weaknesses in the future, it could affect the financial results that the Company reports or create a perception that those financial results do not fairly state EUDA’s financial position or results of operations. Either of those events could have an adverse effect on the value of the Company’s ordinary shares.

Further, even if EUDA concludes that our internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s results of operations or cause EUDA to fail to meet future reporting obligations.

Risks Associated with this Offering

Raising additional capital will be difficult and may cause dilution to our shareholders and restrict our operations.

We expect to finance our cash needs to fund the operation of our newly acquired businesses and for our working capital. Although we have been able to obtain funding from outside sources in the last year, we cannot be certain that we will be able to continue to do so or to obtain additional financing on favorable terms.

To the extent that we raise additional capital through the sale of equity or convertible debt, our shareholders’ ownership interest will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect shareholder rights. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including possible acquisitions or the expansion of our business and working capital. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our ordinary shares to decline. See “Use of Proceeds” for further information.

S-8

You may experience immediate and substantial dilution in the book value per share of the ordinary shares you purchase.

Because the prices per share at which shares of our ordinary shares are sold in this offering may be substantially higher than the book value per share of our ordinary shares, you may suffer immediate and substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our ordinary shares in the maximum aggregate offering amount of $10.0 million at an assumed offering price of $3.72 per share, the last reported sale price of our ordinary shares on Nasdaq on June 20, 2025, and after deducting estimated offering commissions payable by us, our net tangible book value as of December 31, 2024, would have been $6.3 million, or $0.16 per ordinary share. This represents an immediate increase in the net tangible book value of $0.24 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $3.56 per share to new investors who purchase our ordinary shares in the offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

Sales of a significant number of shares of our ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares.

Sales of a substantial number of shares of our ordinary shares in the public markets could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our ordinary shares would have on the market price of our ordinary shares.

There is no public market for the Convertible Notes offered in this offering.

There is no established public trading market for the Convertible Note being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list such securities on any national securities exchange or trading system. Without an active trading market, the liquidity of the Convertible Note will be limited.

Our failure to meet the Nasdaq listing requirements could result in a delisting our ordinary shares.

If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our ordinary shares. Such a delisting would likely have a negative effect on the price of our ordinary shares and would impair our stockholders’ ability to sell or purchase ordinary shares when they wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to regain compliance with listing requirements would allow our ordinary shares to become listed again, stabilize the market price or improve the liquidity of our ordinary shares, or prevent future non-compliance with Nasdaq listing requirements.

S-9

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended or the Exchange Act. Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets, or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

Some of these statements include, among others, statements about:

●	expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures;

●	the ability to grow and manage growth profitably;

●	macro-economic conditions in Singapore, Malaysia, and other Asian countries;

●	the likelihood that the Company may be adversely affected by other economic, business, and/or competitive factors;

●	risks relating to the uncertainty of the projected financial information with respect to the Company;

●	risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones;

●	risks relating to the shift in customer’s needs and demands;

●	litigation and regulatory risks, including the diversion of management’s time and attention and the additional costs and demands on the Company’s resources.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated herein and therein by reference is accurate as of its date only. We discuss many of these risks, uncertainties, and other important factors in greater detail under the heading “Risk Factors” contained in this prospectus supplement and in our most recent annual report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC. Because the risk factors referred to in this prospectus supplement and the accompanying prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus and any document incorporated herein and therein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-10

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the acceptance by the Investor of our Put Requests under the Convertible Notes. There can be no assurance that we will receive the full amount of the financing under the Convertible Note as described in this prospectus, as a source of financing.

We intend to use the net proceeds, if any, for general corporate purposes, including possible acquisitions or the expansion of our business and working capital. From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus supplement, we have not entered into any agreements or arrangements which would make any acquisition or investment probable.

Our management will have broad discretion to allocate the net proceeds of this offering. Pending the application of the net proceeds for these purposes, we may invest the net proceeds in short-term, investment-grade securities.

S-11

DILUTION

The net tangible book value of our ordinary shares as of December 31, 2024, was approximately $(2.91) million, or approximately $(0.08) per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of ordinary shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of ordinary shares in this offering and the net tangible book value per share of our ordinary shares immediately afterwards.

After giving effect to the sale by us of the full principal amount of the Convertible Notes in the amount of $10.0 million at a conversion price of $2.41 per share, (85% of the last reported sale price of our ordinary shares on August 7, 2025, on Nasdaq) and after deducting estimated offering expenses, our net tangible book value as of December 31, 2024, would have been approximately $4.54 million, or $0.11 per share. This represents an immediate increase in net tangible book value of $0.19 per share to existing stockholders and an immediate dilution of $2.30 per share to new investors purchasing ordinary shares in this offering.

Assumed offering price per share		$2.41
Net tangible book value per share as of December 31, 2024	(0.08)
Increase per share attributable to new investors after giving effect to the offering	0.19
As adjusted net tangible book value per share after this offering		0.11
Dilution in net tangible book value per share to new investors		$2.30

The following table illustrates this calculation on a per share basis:

The table above assumes for illustrative purposes only an aggregate of 4,149,378 shares of our ordinary shares are sold at a price of $2.41 per share, for aggregate gross proceeds of $10.0 million. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, or $3.41 per share, assuming all of our ordinary shares in the aggregate amount of $10.0 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.11 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.19 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, or $1.41 per share, assuming all of our ordinary shares in the aggregate amount of $10.0 million is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.10 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.18 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The calculations above are based on 37,156,382 ordinary shares issued and outstanding as of August 7, 2025, exclude the following:

●	37,516 of our ordinary shares issuable upon conversion of convertible notes in the aggregate principal amount of $53,402 as of June 23, 2025 at a weighted-average exercise price of $1.42 per share.

●	4,458,625 of our ordinary shares issuable upon exercise of an aggregate of 8,917,250 outstanding warrants at a weighted-average exercise price of $11.50 per share.

S-12

DIVIDEND POLICY

We have never paid or declared any cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.

S-13

DESCRIPTION OF SECURITIES WE ARE OFFERING

Description of Convertible Note

The material terms and provisions of the Convertible Note being offered pursuant to this prospectus supplement and being issued to the investors are summarized below. The Note Purchase Agreement and form of Convertible Note will be filed as exhibits to a Current Report on Form 6-K with the SEC in connection with this offering. The following summary of certain material terms and provisions of the Convertible Note does not purport to be a complete description of the Convertible Note, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Convertible Note.

Maturity and Interest

The principal under this Convertible Note shall be due and payable upon demand at any time after the earlier of (1) July 31, 2025 (365 days after the date of the Agreement(the “Maturity Date”), or (2) the occurrence of an Early Default (as defined below) (the “Default Date”). The entire unpaid principal sum of this Note shall become immediately due and payable upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

Five (5) consecutive days of trading in which the closing bid price of the Company’s Ordinary Shares, as reported on Nasdaq, is less than US$2.00 shall be deemed an “Early Default”, and such fifth trading day shall be the Default Date. Upon the occurrence of an Early Default, the outstanding principal balance, together with all accrued but unpaid fees, and any other amounts due under the Convertible Notes, shall due and payable within ten (10) business days, and if not so repaid, Investor shall be entitled to convert the Convertible Notes that are outstanding at such time

There is no interest accruing or payable under the Convertible Notes..

Conversion

Upon the election of the Investor at any time, or in the event of an automatic conversion, the Company will issue to the Investor a number of shares equal to the Conversion Amount set forth in the Investor’s conversion notice divided by the Conversion Price. The Conversion Amount means the amount of the Note that will be converted into Ordinary Shares. The Conversion Price is calculated based on the closing price of the Company’s Ordinary Shares on the trading day in which the Investor submits a conversion notice multiplied by the discount rate of 85%.

The number of such Ordinary Shares issued upon conversion of all Convertible Notes issued under the Purchase Agreement, including the Convertible Note, shall not exceed 4.99% of the issued and outstanding Ordinary Shares immediately after the completion of any conversion of the Convertible Notes.

Automatic Conversion

Change of Control. In the event of a Change of Control prior to full repayment or conversion of the Convertible Note, the outstanding principal will automatically convert into Ordinary Shares. A Change of Control includes (i) the sale of all or substantially of the Company’s assets (except to an Excluded Entity as defined in the Convertible Note), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity (except to an Excluded Entity), or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of all outstanding voting securities. Exceptions to a Change of Control include changes in incorporation jurisdiction, creating a holding company with substantially the same ownership, or obtaining Board-approved funding for the Company in a financing.

S-14

Upon Maturity. Upon the Maturity Date, any outstanding conversion amount will automatically convert without the Holder needing to make an election as if the Investor had made an election to convert immediately prior to the Maturity Date.

Mechanics of Conversion

The Transfer Agent will transmit the Ordinary Shares to the Investor by crediting their account through the Deposit or Withdrawal at Custodian (DWAC) system within two (2) trading days after the Investor submits its election. If the Transfer Agent fails to deliver the shares on time, the Company will pay the holder $10 per trading day for every $1,000 of conversion ordinary shares until the shares are delivered or the conversion is canceled.

If the Company fails to timely cause the Transfer Agent to transmit the shares to the Investor, and if the Investor is required to purchase or the brokerage firm purchases, the shares in satisfaction of a sale of the conversion shares, the Company will: (A) pay the Investor in cash the difference between the Investor’s total purchase price for the shares and the amount obtained by multiplying the number of conversion shares by the price at which the related sell order was executed, and (B) at the Investor’s option, either reinstate the portion of the Convertible Note and equivalent number of shares for which such exercise was not honored (deeming the exercise rescinded) or deliver the number of shares the Investor should have received. No fractional shares will be issued upon conversion.

Share Dividends and Splits

If the Company, while this Convertible Note is outstanding and not fully converted, (i) pays a share dividend or makes a distribution on its Ordinary Shares, (ii) subdivides its shares, (iii) combines its shares (including reverse split), or (iv) reclassifies its capital stock, the conversion price will be adjusted. The new conversion price will be multiplied by a fraction where the numerator is the number of Ordinary Shares outstanding before the event and the denominator is the number of shares outstanding after. The total conversion price of this Note remains unchanged.

Subsequent Rights Offerings

If the Company grants, issues, or sells Ordinary Shares or equivalent rights to purchase shares, securities, or other property to its shareholders pro rata (“Purchase Rights”), the holder will have the right to acquire the same Purchase Rights as if the holder had fully converted the Convertible Note into Ordinary Shares before the record date of the offering. However, if exercising such rights would cause the Investor to exceed the 4.99% limitation, the rights will be held in abeyance until the Investor can exercise them without exceeding the limitation.

Pro Rata Distributions

If the Company, while this Convertible Note is outstanding and not fully converted, declares or makes any dividend or distribution of its assets (or rights to acquire its assets) to the holders of Ordinary Shares, the Investor will be entitled to participate in the distribution as if the Investor had fully converted the Convertible Notes into Ordinary Shares before the record date. However, if participating would cause the Investor to exceed the 4.99% limitation, the excess portion will be held in abeyance until the Investor can participate without exceeding the limitation.

Fundamental Transaction

If the Company, while this Convertible Note is outstanding and not fully converted, undergoes a Fundamental Transaction, as defined in the Convertible Note, the Investor may, upon conversion of the Convertible Notes, choose to receive the same consideration as the Company’s shareholders. The conversion price will be adjusted. If the Company is not the surviving entity, the successor must assume the Company’s obligations under the Convertible Note and provide a similar security, maintaining the holder’s economic value.

Governing Law

The Convertible Note is governed by, and construed in accordance with, the laws of the State of New York.

Description of Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the caption “Description of Securities” beginning on page 9 of the accompanying base prospectus.

We are authorized to issue 5,000,000 ordinary shares and NIL preferred shares with no par value each.

As of the date of this prospectus supplement, there were 37,156,382 ordinary shares and no shares of our preferred shares outstanding.

S-15

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

	As of December 31, 2024
	Actual	As Adjusted (unaudited)	Pro forma as Adjusted (unaudited)
Shareholders’ Equity
Ordinary shares, unlimited authorized, 37,153,049 shares issued and outstanding, actual and 41,305,760 shares issued and outstanding, pro forma adjusted	47,806,899	10,000,000	57,806,899
Accumulated deficit	(50,100,426)	(2,552,500)	(52,652,926)
Accumulated other comprehensive loss	(259,532)	-	(259,532)
Total shareholders’ deficit	(2,553,059)	7,447,500	4,894,441
Noncontrolling interest	(19,009)	-	-
Total shareholders’ deficit	(2,572,068)	7,447,500	4,894,441

You should read this capitalization table in conjunction with Use of Proceeds, the financial statements and notes thereto and other financial information incorporated by reference into this prospectus and any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

S-16

PLAN OF DISTRIBUTION/SELLING SHAREHOLDER

We are offering, in a registered direct offering to Indigo Capital LP, an accredited investor (the “Investor”), one or more convertible promissory notes in amounts not to exceed US$10,000,000 principal amount, in the aggregate, of convertible notes (the “Convertible Notes”). Each Convertible Note, if issued pursuant to a put request in an amount requested by the Company and accepted by the Investor (each, an “Advance”), shall be convertible into newly-issued ordinary shares, no par value each, of the Company (“Ordinary Shares”) at a conversion rate equal to 85% of the price of the Company’s Ordinary Shares on Nasdaq on the date the Investor submits a conversion notice to the Company (the “Conversion Notice”). The Advances relating to each Note shall be the purchase price of each Convertible Note and shall be equal to ninety percent (90.00%) of the principal amount of the Convertible Note.

The Convertible Note and Ordinary Shares issuable thereunder, are offered directly to the Investor without a placement agent, underwriter, broker or dealer. The Ordinary Shares issuable upon conversion of the Convertible Notes will be issued at 85% of the closing price of the Company’s Ordinary Shares on Nasdaq on the date of the Conversion Notice. Our obligation to issue and sell securities to the Investor is subject to the conditions set forth in the Note Purchase Agreement and the Convertible Note. It is possible that we will not sell US$10,000,000 principal amount, in the aggregate, of the Convertible Notes, in which case our net proceeds would be reduced. We estimate the total expenses of this offering payable by us will be approximately $20,000.

The form of Note Purchase Agreement is included as an exhibit to our Current Report on Form 6-K that we filed with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information.”

Ordinary Shares issued upon conversion of the Convertible Notes may be offered for sale from time to time after the date of this prospectus by the Investor. The Investor may sell some, all or none of such Ordinary Shares. We do not know how long the Investor will hold any such Ordinary Shares before selling them, and, other than as set forth herein, we currently have no agreements, arrangements or understandings with the Investor regarding the sale or other disposition of any such Ordinary Shares. In addition, except as otherwise disclosed herein, the Investor does not have, and within the past three years has not had, any position, office or other material relationship with us.

The Investor (which includes the pledgees, donees, transferees, assignees, successors and others who later come to hold any of Ordinary Shares issued upon conversion of the Convertible Notes as a result of a transfer not involving a public sale by the Investor) may offer and sell such Ordinary Shares at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the Investor of any such Ordinary Shares. If any such Ordinary Shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The Investor may use any one or more of the following methods when disposing of any such Ordinary Shares or interests therein:

1. on any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

2. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

3. one or more underwritten offerings;

S-17

4. block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

5. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

6. an exchange distribution in accordance with the rules of the applicable exchange;

7. privately negotiated transactions;

8. short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

9. through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

10. in any combination of the above or by any other legally available means.

The Investor may, from time to time, pledge or grant a security interest in some of the Ordinary Shares issued upon conversion of the Convertible Notes and, if the Investor defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Ordinary Shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. In connection with the sale of any such Ordinary Shares or interests therein, the Investor may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Investor may also sell our common stock short and deliver any such Ordinary Shares to close out their short positions.

The Investor also may resell the Ordinary Shares issued upon conversion of the Convertible Notes in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that Rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The transfer agent for our Ordinary Shares is Equiniti Trust Company, LLC, EQ, Shareowner Services, or any of their affiliates.

LEGAL MATTERS

The validity of the Convertible Note and underlying Ordinary Shares and other legal matters as to British Virgin Islands law will be passed upon for us Conyers. Loeb & Loeb LLP, New York, New York, will be passing on matters of United States law for us with respect to the securities offered hereby.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2024, has been audited by J&S Associate PLT and the consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2023, has been audited by Marcum Asia CPAs LLP, independent registered public accounting firm, each as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

S-18

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form F-3 that we have filed with the SEC under the Securities Act on October 18, 2024, as amended on October 30, 2024, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus supplement:

●	Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed on April 29, 2025;
●	Current Report on Form 6-K filed on June 2, 2025;
●	Current Report on Form 6-K filed on June 24, 2025
●	Current Report on Form 6-K filed on August 6, 2025;
●	The description of our ordinary shares contained in our Registration Statement on Form 8-A filed on July 27, 2021, including any amendments or reports filed for the purpose of updating the description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act, including all such reports filed after the date of this prospectus supplement until the completion or termination of the offering of the securities made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus supplement, including exhibits to these documents. You should direct any requests for copies to:

EUDA Health Holdings Limited

60 Kaki Bukit Place, #03-01

Eunos Techpark

Singapore 415979

Telephone: 65-6327-1110

Attention: Alfred Lim

S-19

PROSPECTUS

$100,000,000

Ordinary Shares

Warrants

Subscription Rights

Debt Securities

Units

EUDA HEALTH HOLDINGS LIMITED

The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000. We may offer, issue and sell from time to time our securities, including in the form of ordinary shares, warrants to purchase ordinary shares, subscription rights, debt securities and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, warrants, subscription rights, debt securities, and units collectively as “securities” in this prospectus.

Each time we sell the securities, we will provide a prospectus supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The prospectus supplement may also add, update or change information contained in, or incorporated by reference into, this prospectus. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement relating to the securities offered.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off The Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “EUDA”, and our warrants are listed on the Nasdaq Capital Market under the symbol “EUDAW”. On October 17, 2024, the last reported sales price of our ordinary shares was $4.50 per share and the last reported sales price of our warrants was $0.1089 per warrant.

As of October 17, 2024, the aggregate market value worldwide of our issued and outstanding ordinary shares held by non-affiliates was approximately $77,871,870, based on 37,153,049 ordinary shares outstanding, of which 17,304,860 ordinary shares were held by non-affiliates, and a per ordinary share price of $4. 50 based on the closing sale price of our ordinary shares on the Nasdaq Capital Market on October 17, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding ordinary shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our ordinary shares held by non-affiliates is less than $75.0 million. We have not offered or sold any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our auditor, J&S Associate PLT, an independent registered public accounting firm in Malaysia, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendment or supplements to this prospectus, as well as the documents incorporated or deemed to be incorporated by reference.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2024.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may, from time to time, offer any of our securities having a maximum aggregate offering price of $100,000,000 to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

In this prospectus, unless otherwise indicated or the context otherwise requires,

●	“Company” or “8i” means EUDA Health Holdings Limited, formerly known as 8i Acquisition 2 Corp. prior to the Business Combination, a BVI business company.
●	“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company dated November 17, 2022 (as amended from time to time).
●	“Board” means the board of directors of the Company following the Closing.
●	“Business Combination” means the transactions contemplated under the SPA relating to the Share Purchase.
●	“Closing” means the consummation of the Business Combination.
●	“Closing Date” means November 17, 2022, the date of the consummation of the Business Combination.
●	“Code” means the Internal Revenue Code of 1986, as amended.
●	“EHL” means EUDA Health Limited, a British Virgin Islands business company.
●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
●	“GAAP” means accounting principles generally accepted in the United States of America.
●	“Initial Stockholders” means our Sponsor and all of our officers and directors who hold our Ordinary Shares.
●	“Nasdaq” means The Nasdaq Stock Market LLC.
●	“SEC” means the U.S. Securities and Exchange Commission.
●	“SPA” means the Share Purchase Agreement by and among 8i, EHL, Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, dated April 11, 2022 and amended May 30, 2022, June 10, 2022, and September 7, 2022.
●	“Securities Act” means the Securities Act of 1933, as amended.
●	“Share Purchase” means the share purchase by 8i of all of the then issued and outstanding shares of EUDA from Watermark pursuant to the SPA, resulting in EUDA becoming a wholly owned subsidiary of 8i, and 8i changing its name to “EUDA Health Holdings Limited.”
●	“Sponsor” means 8i Holdings 2 Pte Ltd, a Singapore limited liability company.
●	“Units” means 8i units, each consisting of one ordinary share, one redeemable warrant, and one right to receive one-tenth of an ordinary share upon consummation of the Business Combination.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding the Company or management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this registration statement/prospectus may include, for example, statements about:

●	expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives and pursue acquisition opportunities;
●	the ability to grow and manage growth profitably;
●	limited liquidity and trading of the Company’s securities;
●	macro-economic conditions in Singapore, Malaysia and other Asian countries;
●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;
●	risks relating to the uncertainty of the projected financial information with respect to the Company;
●	risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones;
●	risks relating to the shift in customer’s needs and demands;
●	risk that the COVID-19 global pandemic, and Southeast Asian countries’ responses to addressing the pandemic may have an adverse effect on the Company’s business operations, as well as our and their financial condition and results of operations; and
●	litigation and regulatory risks, including the diversion of management’s time and attention and the additional costs and demands on the Company’s resources.

We would like to caution you not to place undue reliance on forward-looking statements and you should read these statements in conjunction with the cautionary statements included in this prospectus and in “Item 3. Key Information—D. Risk Factors” section in our most recent annual report on Form 20-F incorporated by reference herein. Those risks are not exhaustive. We operate in an emerging and evolving environment. New risk factors emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

2

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with this prospectus. Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 20-F, which we filed with the SEC on May 9, 2024. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to:

EUDA Health Holdings Limited
1 Pemimpin Drive #12-06
One Pemimpin Singapore 576151
Attention: Investor Relations

3

THE OFFERING

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100,000,000 in one or more offerings. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with this registration statement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

4

OUR COMPANY

Overview

EUDA’s mission is to make high-quality, personalized healthcare affordable and accessible for all its patients. It aims to provide one stop healthcare and wellness services through its proprietary platform, EUDA. EUDA currently has operations in Singapore and has plans to expand across Southeast Asia. Its operations in Singapore includes provision of medical urgent care and property management services.

In January 2020, EUDA acquired 100% of the equity interests in Super Gateway Group Limited (“SGGL”), a property management service company that services shopping malls, business office building, or residential apartments. EUDA aimed to build an Omni-channel health care and products platform in economies of scale and cross-sell opportunities and allows our management services section to expand into new and different verticals of management services in the medical field.

Headquartered in Singapore and established in 2019, EUDA aims to be a leading next-generation Southeast Asian healthcare-technology provider, integrating a full continuum of healthcare services with healthcare data analytics to drive high-quality and efficient care for their patients. The proprietary platform, EUDA, is its core holistic, connected platform, through which it also offers a mobile application platform for its users. What makes EUDA unique is the integration of Artificial Intelligence (AI) and Machine Learning (ML), which provides real-time actionable analytics functionality that enables EUDA’s users to make quick analysis and accurate diagnosis as well as business decisions. The platform gathers numerous data points and performs predictive analysis, where it can compare events and results over time to identify trends across various segments and provide accurate insights, analysis, and predictions regarding healthcare. Its AI applications supported on the EUDA platform include smart triage, smart match, smart claims supports and image recognition, as well as predictive algorithms that can read and analyze MRIs and X-rays. EUDA’s robust unique proprietary technology platform reduces the time taken for diagnostics yet continues to promote standardization of diagnostics, which effectively eliminates inefficiencies. Through EUDA’s software platform, it aims to deliver data-driven, personalized quality insights to patients while they are at the doctor’s office in order to provide them with different healthcare and treatment choices.

In September 2023, the Company decided to streamline its medical service operations by closing down clinics to reduce overhead costs and further loss from operations as the demand in our services were much lower in the post Covid-19 era. This decision to streamline certain medical-related business unit represented a strategic shift that had a major effect on the Company’s medical services financial results, and qualifies as discontinued operations under ASC205-20. See “Note 5 – Discontinued Operations” of consolidated financial statements for the fiscal years ended December 31, 2023, 2022 and 2021 for details.

Recent Development – Acquisition of CK Health

On May 8, 2024, the Company acquired all of the then issued and outstanding shares of Fortress Cove Limited, a British Virgin Islands business company (“FCL”) which was the sole legal and beneficial owner of the entire share capital of CK Health Plus Sdn. Bhd., a Malaysian company (“CK Health”) in the business of direct sales of wellness products, therapies and services, for an aggregate consideration of $15.0 million paid in the form of 8,571,428 shares (“Consideration Shares”) based on the $1.75 per share price pursuant to a Share Purchase Agreement dated May 6, 2024 (as amended and supplemented, the “CK Health Share Purchase Agreement”). An additional one million ordinary shares will be issued to the persons named in the Share Purchase Agreement if certain financial performance milestones based on CK Health’s net income for the fiscal years 2024 and 2025 are met. FCL had no operations or assets other than CK Health which is a start-up company that has no operations prior to April 1, 2024 other than start up activities. CK Health signed an agency contract in March 2024 to begin its principal activities, which include the exclusive rights in the distribution of series of collagens of “YOROYAL” brand in Malaysia, Vietnam and Indonesia, through its members and through its online platform. On March 25, 2024, CKHP signed another agency contract which include the exclusive distribution rights to distribute bioenergy cabins in Malaysia from Guangzhou Beauty Wellness Health Technology Co., Ltd. (“GBHT”). CK Health has engaged direct selling agents in Malaysia and outside of Malaysia who earn commissions based on sales transactions they facilitate. Meng Dong (James) Tan, a significant shareholder of EUDA, who holds more than 25% of the currently issued and outstanding ordinary shares of the Company, is also a 40% shareholder of Fortress Cove Limited.

EUDA aims to provide a series of products and services through its network and offer an array of complementary products and services to deepen their relationship with its members from assessing the condition, evaluating the risk level to providing personalized support services.

EUDA accounted for the acquisition of FCL as the purchase of an asset under generally accepted accounting principles in the U.S. (U.S. GAAP). Under this method of accounting, the purchase price was allocated to the assets and identifiable intangible assets acquired and liabilities assumed based on their acquisition date relative fair values due to the purchase price exceeds the fair value of the assets acquired and liabilities assumed.

The cost of the asset acquisition may exceed the fair value of FCL’s assets acquired and liabilities assumed. This discrepancy can arise from synergies among the acquired assets. Unlike in a business combination, goodwill is not recognized in an asset acquisition. Instead, any excess cost over fair value should generally be allocated to the acquired assets on a relative fair value basis, which may result in certain assets being recognized above their fair values, as measured in accordance with ASC 820.

The Company recognized an impairment of $14,762,562 on the intangible assets associated with the acquisition. This impairment arises because the transaction was treated as an asset acquisition under ASC 805 rather than a business combination, and the fair value was found to be less than the relative fair value of the identifiable intangible assets. As a result, no goodwill was recorded for the excess consideration over the net assets acquired.

This impairment does not imply a reduction in the overall intrinsic value of FCL, its physical condition, or its revenue-generating potential. It stems from the fair value allocation required by ASC 805 during the asset acquisition, followed by an independent valuation of the intangible assets in accordance with ASC 350.

The identifiable intangible assets, which include distribution contracts with Guangzhou Beauty Wellness Health Technology Co., Ltd (“GBHT”) and Guangzhou Yoroyal Medical Technology Co., Ltd (“Yoroyal”), were recognized with a fair values of $279,025 and $58,803, respectively, net of impairment loss. These contracts are amortized based on their economic benefit pattern, with useful lives estimated at two years for GBHT and three years for Yoroyal. The income method, typically used for valuing intangible assets that provide significant economic benefits for the acquirer, was applied to assess these assets.

While evaluating FCL as a potential candidate for asset acquisition, EUDA’s management considered FCL’s future market opportunities, potential for market entry, synergies, customer base, and growth potential.

Although FCL is a relatively new company, EUDA’s management and independent board members believe in FCL’s ability to generate future cash flows and the strategic benefits, such as expected synergies, cost savings, and revenue growth from operational integration, resulting from the acquisition. However, there is no assurance that the Company can achieve the desired strategic and financial benefits from this acquisition. See “Risk Factors - There is no assurance that the Company can achieve the desired strategic and financial benefits from its acquisition of CK Health” and “Risk Factors - CK Health is a new company that has no operations prior to April 1, 2024 other than start up activities. Its business model remains to be proven.”

5

Our Corporate Information

EUDA Health Holdings Limited, which until November 17, 2022 was known as “8i Acquisition 2 Corp.,” is a company incorporated on January 21, 2021, under the laws of the British Virgin Islands. On November 17, 2022 (the “Closing Date”), EUDA Health Holdings Limited (the “Company” or “EUDA”), consummated the business combination contemplated by the Share Purchase Agreement (the “SPA”) between 8i Acquisition 2 Corp., a BVI business company (“8i”), EUDA Health Limited, a British Virgin Islands business company (“EHL”), Watermark Developments Limited, a British Virgin Islands business company (“Watermark” or the “Seller”), and Kwong Yeow Liew, dated April 11, 2022 and amended May 30, 2022, June 10, 2022, and September 7, 2022. As contemplated by the SPA, a business combination between 8i and EHL was effected by the purchase by 8i of all of the issued and outstanding shares of EHL from the Seller (the “Share Purchase”), resulting in EHL becoming a wholly owned subsidiary of 8i. In addition, in connection with the consummation of the Share Purchase, 8i changed its name to “EUDA Health Holdings Limited.”

The Company, through its subsidiaries, operates its business in three segments, (1) engaged in the healthcare specialty group (other than general practice) business offering range of specialty care services to patients, and engaged in the medical facility general practice clinic that provides holistic care for various illnesses, (2) engaged in the property management service that services shopping malls, business office building, or residential apartments, and (3) engaged in the holistic wellness business offering treatment of general chronic conditions through its unique bioenergy capsules and range of supplement products.

Our principal place of business is located at 1 Pemimpin Drive #12-06, One Pemimpin Singapore 576151, and its phone number is +65-6268-6821. Our website address is http://www.euda.com/. The information on the website is not a part of this prospectus. Our registered office in the British Virgin Islands is located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands , British Virgin Islands.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10154.

6

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, prospects, financial condition, or operating results could be materially adversely affected by these risks. The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. The trading price of our securities could decline due to the materialization of any of these risks, and, as a result, you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including: (i) the following, (ii) the 2023 Annual Report filed on Form 20-F on May 9, 2024; and (iii) other documents we file from time to time with the SEC that are deemed incorporated by reference into this prospectus.

There is no assurance that the Company can achieve the desired strategic and financial benefits from its acquisition of CK Health

On May 8, 2024, the Company acquired all of the then issued and outstanding shares of Fortress Cove Limited, a British Virgin Islands business company (“FCL”) which was the sole legal and beneficial owner of the entire share capital of CK Health Plus Sdn. Bhd., a Malaysian company (“CK Health”) in the business of direct sales of wellness products, therapies and services, for an aggregate consideration of $15.0 million paid in the form of 8,571,428 shares (“Consideration Shares”) based on the $1.75 per share price pursuant to a Share Purchase Agreement dated May 6, 2024 (as amended and supplemented, the “CK Health Share Purchase Agreement”). EUDA accounted for the acquisition of FCL as the purchase of an asset under U.S. GAAP. The cost of the asset acquisition exceeds the fair value of FCL’s assets acquired and liabilities assumed pursuant to the CK Health Share Purchase Agreement. Although the Company plans to integrate CK Health’s holistic wellness consumer products into its portfolio of complementary products and services offered alongside its proprietary healthcare solutions platform, there is no assurance that the Company can achieve the desired strategic and financial benefits from this acquisition.

CK Health is a new company that has no operations prior to April 1, 2024 other than start up activities. Its business model remains to be proven.

FCL incurred a net loss of $19,788 and had a working capital deficit of $19,311 as of December 31, 2023. J&S Associate PLT’s audit report for FCL’s financial statements for the period from November 2, 2023 (inception) through December 31, 2023 contains an explanatory paragraph that expresses substantial doubt about FCL’s ability to continue as a going concern. FCL had no operations or assets other than CK Health which is a start-up company that has no operations prior to April 1, 2024 other than start up activities. As of the date of this prospectus, CK Health has signed two agency contracts giving it the exclusive rights to distribute certain collagens of “YOROYAL” brand in Malaysia, Vietnam and Indonesia, and certain bioenergy cabins in Malaysia. CK Health is a new company with an unproven business plan with risks inherent in sales of retail products and use of agents paid on commissions based on sales. If this new business fails, it could result in material financial and reputational harm to the Company. As a result, the value of our shares could decline substantially and investors may lose part or all of their investments.

A significant shareholder of the Company holds demand registration rights for a significant number of ordinary shares and the resale of these shares could cause a significant decline on the trading price of the Company’s ordinary shares.

In connection with the acquisition of CK Health, the Company issued to the former shareholders of Fortress Cove Limited an aggregate of 8,571,428 ordinary shares, 40% of which were issued to Mr. Meng Dong (James) Tan who holds over 25% of the currently issued and outstanding ordinary shares of the Company. Mr. Meng Dong (James) Tan also has the right to demand the Company at any time in his sole direction to file a registration statement with the SEC for the resale of any or all of these 8,571,428 ordinary shares. The resale of these shares could cause a significant decline on the trading price of the Company’s ordinary shares.

7

CAPITALIZATION

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we plan to use the net proceeds for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures and the acquisitions of new technologies and investments . When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

8

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	Ordinary Shares;
●	Debt Securities, in one or more series;
●	Units consisting of ordinary shares and/or debt securities;
●	Warrants to purchase ordinary shares and/or debt securities;
●	Subscription Rights for ordinary shares and/or debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

General

The authorized shares of the Company consists of an unlimited number of shares of a single class, each with no par value. No preferred shares are issued or outstanding or authorized under the Company’s Amended and Restated Memorandum and Articles of Association.

Ordinary Shares

Each of ordinary shares confers on its holder:

●	the right to one vote on any resolution of the members;
●	the right to an equal share in any distribution; and
●	the right to an equal share in the distribution of the surplus of the Company.

Voting Rights. Each ordinary share is entitled to one (1) vote on all matters subject to vote at general meetings of the Company on a poll.

Dividends. The holders of shares are entitled to such dividends as may be declared by the directors of the Company at such time and of such an amount as the directors think fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of Company assets exceeds the Company’s liabilities and the Company will be able to pay its debts as they fall due.

Pre-emptive rights. There are no pre-emptive rights applicable to the issue by the Company of new shares under either the BVI Business Companies Act (the “BVI Act”) or our Amended and Restated Memorandum and Articles of Association.

Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

9

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	the ability to issue additional debt securities of the same series;
●	the price or prices at which we will sell the debt securities;
●	the maturity date or dates of the debt securities on which principal will be payable;
●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;
●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

10

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;
●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;
●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;
●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depository for global or certificated debt securities;
●	any special tax implications of the debt securities;
●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and
●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

11

The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;
●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;
●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;
●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;
●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;
●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,
●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
●	any obligations with respect to any capital stock;
●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and
●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

12

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of EUDA Health Holdings Limited, whether voluntary or involuntary or in bankruptcy,
●	insolvency or receivership;
●	any general assignment by us for the benefit of creditors; or
●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 90 consecutive days in the payment when due of interest on the debt securities, and the time for payment has not been extended or deferred;
●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities and the time for payment has not been extended or delayed;
●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;
●	certain events of bankruptcy, insolvency or reorganization of EUDA Health Holdings Limited; or
●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

13

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

14

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;
●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);
●	make any debt security payable in money other than that stated in the debt securities;
●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;
●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;
●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

15

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;
●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or
●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our Amended and Restated Memorandum and Articles of Association.

16

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Warrants

We may issue warrants for the purchase of ordinary shares, and/or debt securities in one or more series. Warrants may be offered independently or together with ordinary shares, and/or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants.

The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the offering price and aggregate number of warrants offered;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase ordinary shares, the number ordinary shares, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants, including any cashless exercise rights;
●	the price at which the securities purchasable upon exercise of such warrants may be purchased;
●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	the warrant agreement under which the warrants will be issued;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of shares issuable upon exercise of the warrants;

17

●	the manner in which the warrant agreement and the warrants may be modified;
●	information with respect to book-entry procedures, if any;
●	the terms of any rights to redeem or call the warrants;
●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted;
●	United States federal income tax consequences of holding or exercising the warrants, if material; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares, holders of the warrants will not have any of the rights of holders of ordinary shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares purchasable upon exercise, if any.

Prior to the exercise of any warrants to purchase debt securities, holders of the warrants will not have the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable debenture.

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

18

Subscription Rights

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

We may issue subscription rights to purchase ordinary shares, and/or debt securities in one or more series. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;
●	the securities for which such subscription rights are exercisable;
●	the exercise price for such subscription rights;
●	the number of such subscription rights issued to each shareholder;
●	the extent to which such subscription rights are transferable;
●	if applicable, a discussion of the material British Virgin Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;
●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);
●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

Units

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any unit agreement under which the units will be issued;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

Differences in Corporate Law

The information set forth in “Item 16.G.- Corporate Governance –Differences in Corporate Law “ in our annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on May 9, 2024, is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

19

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $100,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

20

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, any selling shareholders or their affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

21

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the ordinary shares, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us, any selling shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

22

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on May 9, 2024, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

23

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Exchange Act, which is considered to be a part of this prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on May 9, 2024;

●	our Reports on Form 6-K filed on June 26, 2024, July 3, 2024, July 29, 2024; September 9, 2024; October 10, 2024 and October 18, 2024;

●	the description of the ordinary shares contained in our registration statement on Form S-1 filed with the SEC on December 23, 2022, as amended (File Number 333-268994) and declared effective by the SEC on September 21, 2023, and any amendment or report filed with the SEC for purposes of updating such description.

All subsequent annual reports filed on Form 20-F after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) shall be deemed to be incorporated by reference into the prospectus. In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed (i) after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement or (ii) after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You can obtain any of the filings, documents or information incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website (https://www.euda.com/) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in that information) at no cost, upon written or oral request to:

EUDA Health Holdings Limited

1 Pemimpin Drive #12-06

One Pemimpin Singapore 576151

Attention: Kelvin Chen

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

24

ENFORCEABILITY OF CIVIL LIABILITIES

We are a BVI business company incorporated under the BVI Companies Act and the laws of the British Virgin Islands due to certain benefits associated with being a British Virgin Islands business company, such as: (i) political and economic stability; (ii) an effective judicial system; (iii) a favorable tax system; (iv) the absence of foreign exchange control or currency restrictions; and (v) the availability of professional and support services.

However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protections to our investors. In addition, British Virgin Islands business companies may not have standing to sue before the federal courts of the United States, and our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, to be arbitrated.

Furthermore, most of our business operations are conducted in Singapore, and substantially all of our assets are located in the Singapore. All of our directors and executives are residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or these individuals judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10154, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman Pte. Ltd. (“Conyers”), our counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman Pte. Ltd further advised us that although there is no statutory enforcement in the British Virgin Islands of final and conclusive monetary judgments obtained in a competent federal or state court of the United States for a definite sum (and the British Virgin Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the British Virgin Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in a competent federal or state court of the United States of America against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the British Virgin Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands. However, the British Virgin Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the British Virgin Islands to give rise to obligations to make payments that are penal or punitive in nature.

25

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities laws and New York State law. The validity of the securities, to the extent governed by British Virgin Islands law, will be passed upon for us by Conyers Dill & Pearman Pte. Ltd.

EXPERTS

The consolidated financial statements of EUDA Health Holdings Limited appearing in our annual report on Form 20-F for the year ended December 31, 2023 have been audited by Marcum Asia CPAs LLP (“Marcum Asia”), independent registered public accounting firm, as set forth in their report, thereon, and incorporated herein by reference.

Changes in Registrant’s Certifying Accountant.

On September 3, 2024, the Company terminated Marcum Asia and engaged J&S Associate PLT (“J&S”) as its independent registered public accounting firm. Marcum Asia’s reports on the Company’s financial statements for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles as defined in Item 16F of Form 20-F except for an explanatory paragraph regarding existence of substantial doubt about the Company’s ability to continue as a going concern in the reports for the years ended December 31, 2023 and 2022. During the two most recent fiscal years and through subsequent interim period preceding the dismissal date of September 3, 2024, there were no (i) disagreements between the Company and Marcum Asia on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, any of which, if not resolved to Marcum Asia’s satisfaction, would have caused Marcum Asia to make reference thereto in its audit report on the financial statements of the Company for such period, or (ii) “reportable events” as defined in Item 16F(a)(1)(v)(A)-(D) of Form 20-F, except for the material weaknesses related to the Company’s internal control over financial reporting, including (i) the lack of sufficient financial reporting and accounting personnel, especially those with understanding of U.S. GAAP knowledge; (ii) the lack of proper mechanism to identify and assess the experience and qualification of third-party specialists; and (iii) the lack of appropriate controls in the financial reporting process, specifically related to account reconciliations and journal entry approvals.

The audited financial statements of Fortress Cove Limited appearing in our current report on Form 6-K filed on October 10, 2024 for the period from November 2, 2023 (inception) through December 31, 2023 have been audited by J&S, as set forth in their report, thereon, and incorporated herein by reference.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC are available to the public on a website maintained by the SEC located at www.sec.gov. You may inspect a copy of the registration statement through the SEC’s website, as provided herein. You may also find these materials at our corporate website, which can be found at www.euda.com.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

26